Exhibit 99.3
Unaudited Pro Forma Condensed Consolidated Financial Information
     The unaudited pro forma condensed consolidated financial information presented below has been developed by the application of pro forma adjustments to the respective historical financial statements of ITC Holdings Corp. (“ITC Holdings”) and subsidiaries (together, “we”, “our”, and “us”) and the historical statements of the electric transmission business of Interstate Power and Light Company (“IP&L”) as of September 30, 2007.
     The unaudited pro forma condensed consolidated statement of financial position gives effect to the following transactions associated with our acquisition of the electric transmission assets of IP&L (the “Acquisition”) described in Item 2.01, which was completed on December 20, 2007:
•	the anticipated issuance of $385.0 million aggregate principal amount of our Senior Notes;

•	the anticipated issue and sale by us of 5,363,985 shares of our common stock in a public offering, assuming a price per share of $52.20, the closing price per share of common stock on the New York Stock Exchange on January 11, 2008, resulting in estimated net proceeds of $267.2 million after deducting estimated underwriting discounts and commissions and estimated offering expenses;

•	the anticipated issuance by ITC Midwest LLC (“ITC Midwest”) of $175.0 million aggregate principal amount of its First Mortgage Bonds; and

•	the Acquisition
     The unaudited pro forma condensed consolidated statement of financial position was prepared as if the Acquisition had occurred on September 30, 2007. We have not included a pro forma statement of operations, as it does not meaningfully present the effects of the Acquisition and would not be indicative of our operations going forward due to differences in rate making, among other factors. The historical statements of revenues and direct expenses of the electric transmission business of IP&L do not include certain items, such as income taxes and the allowance for equity funds used during construction.
     Because the unaudited pro forma condensed consolidated statement of financial position was prepared as if the Acquisition had occurred on September 30, 2007, the pro forma adjustments do not give effect to the following transactions:
•	the additional purchase price paid for forecasted additions to the electric transmission assets of IP&L of $9.2 million for the period from September 30, 2007 through December 20, 2007 (the date of the Acquisition) that were used to calculate the preliminary purchase price under the Asset Sale Agreement, dated as of January 18, 2007, between ITC Midwest and IP&L (the “Asset Sale Agreement”);

•	the issuance, repayment and fees associated with a $765.0 million ITC Holdings bridge loan agreement, which was drawn upon to finance the Acquisition. We expect to repay the ITC Holdings bridge loan agreement using the proceeds from the anticipated issuance of $385.0 million aggregate principal amount of Senior Notes, the anticipated issue and sale by us of common stock in a public offering, and the anticipated issuance by ITC Midwest of $175.0 million aggregate principal amount of First Mortgage Bonds; and

•	certain assets and liabilities assumed at the consummation of the Acquisition for employee-related obligations for employees transferred from IP&L to ITC Holdings. Certain of these amounts are still being determined and will be reimbursed by IP&L and are not expected to have a material effect on the unaudited pro forma condensed consolidated statement of financial position.
     The pro forma adjustments are based upon available information and assumptions that management believes are reasonable and factually supportable. We will account for the Acquisition using the purchase method, which will require us to estimate the fair values of assets and liabilities acquired. ITC Midwest applies the provisions SFAS No. 71 “Accounting for the Effects of Certain Types of Regulation.” Under the rate setting and recovery provisions currently in place for ITC Midwest, for which revenues are derived from cost, the fair values of the individual assets and liabilities have been determined to approximate their carrying values. The pro forma adjustments to reflect the purchase price, the allocation of the purchase price, the fair value of assets and liabilities acquired, the amount of fees associated with the Acquisition, as well as other assumptions used in the unaudited pro forma condensed consolidated statement of financial position are based upon preliminary information currently available, which may be revised as additional information becomes available. The notes to the unaudited pro forma condensed statement of financial position provide a more detailed discussion of how such adjustments were derived and presented in the unaudited pro forma condensed consolidated statement of financial position.
     The unaudited pro forma condensed consolidated statement of financial position has been compiled from historical financial statements and other information, but does not purport to represent what our consolidated financial position would have been had the issuance of our Senior Notes, the issuance and sale of shares of our common stock, the issuance of ITC Midwest’s First Mortgage Bonds or the Acquisition occurred on the dates indicated, or to project our consolidated financial performance for any future period.

Unaudited Pro Forma Condensed Consolidated Statement of Financial Position as of
September 30, 2007

	ITC
	Holdings	Electric
	and	Transmission
	Subsidiaries	Business of IP&L	Pro forma		Pro forma
	(Historical)	(Historical)	adjustments		consolidated
	(in thousands)
Assets
Current assets:
Cash and cash equivalents	$2,362	$—	$37,204	(1)	$39,566
Restricted cash	4,776	—			4,776
Accounts receivable	42,442	—			42,442
Inventory	18,331	3,200			21,531
Deferred income taxes	15,506	—			15,506
Other	4,221	—			4,221

Total current assets	87,638	3,200	37,204		128,042
Property, plant and equipment, net	1,389,648	500,300			1,889,948
Other assets:
Goodwill	628,757	—	330,343	(2)	959,100
Intangible assets, net	56,138	—			56,138
Regulatory assets-acquisition adjustment	87,401	—			87,401
Regulatory assets-Attachment O revenue accrual	12,810	—			12,810
Other regulatory assets	26,701	—			26,701
Deferred financing fees, net	13,654	—	6,200	(3)	19,854
Other	10,525	—	(2,091)	(4)	8,434

Total other assets	835,986	—	334,452		1,170,438

Total Assets	$2,313,272	$503,500	$371,656		$3,188,428

Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$52,510	$3,800	$(244)	(4)	$56,066
Accrued payroll	6,029	—			6,029
Accrued interest	7,576	—			7,576
Accrued taxes	4,421	—			4,421
METC rate case accrued liability	20,000	—			20,000
Other	5,064	—			5,064

Total current liabilities	95,600	3,800	(244)		99,156
Accrued pension liability	5,161	—			5,161
Accrued postretirement liability	3,923	—			3,923
Deferred income taxes	92,683	—			92,683
Regulatory liabilities — Attachment O revenue deferral	2,879	—			2,879
Other regulatory liabilities	142,982	44,100			187,082
Asset retirement obligation	5,627	300			5,927
Other	4,603	—			4,603
Long-term debt	1,401,687	—	560,000	(5)	1,961,687
Stockholders’ equity
Common stock	530,417		267,200	(6)	797,617
Retained earnings	28,617				28,617
Accumulated other comprehensive loss	(907)				(907)

Total stockholders’ equity	558,127		267,200		825,327

Net assets		455,300	(455,300)	(2)

Total liabilities and stockholders’ equity or total liabilities and net assets	$2,313,272	$503,500	$371,656		$3,188,428

(See accompanying notes to the unaudited pro forma condensed consolidated statement of financial position)

Notes to the Unaudited Pro Forma Condensed Consolidated Statement of Financial Position
Basis of Presentation
     The unaudited pro forma condensed consolidated statement of financial position included herein has been prepared, without audit, under the rules and regulations of the Securities and Exchange Commission. Some information and disclosures, normally included in a consolidated statement of financial position prepared in accordance with GAAP, have been condensed or omitted under these rules and regulations. However, we believe that the disclosures are adequate to make the information presented not misleading.
     The preparation of an unaudited pro forma condensed consolidated statement of financial position in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the dates of the unaudited pro forma condensed consolidated financial statements. Actual results could differ from those estimates. We have not included a pro forma statement of operations, as it does not meaningfully present the effects of the Acquisition and would not be indicative of our operations going forward due to differences in rate making, among other factors. The historical statements of revenues and direct expenses of the electric transmission business of IP&L do not include certain items, such as income taxes and the allowance for equity funds used during construction.
Transaction-related expenses
     We estimate that we will incur transaction-related expenses, consisting primarily of underwriter discounts and commissions, investment banker fees, attorneys’ fees, accountants’ fees, financial printing and other related charges, of approximately $30.8 million in connection with the Acquisition, excluding $1.7 million of estimated fees associated with an ITC Holdings bridge loan agreement, which was drawn upon to finance the Acquisition. This estimate is preliminary and is therefore subject to change. The costs incurred in connection with the issuance by us of our Senior Notes and the issuance by ITC Midwest of First Mortgage Bonds, will be recorded as debt issuance costs and amortized to interest expense over the term of the notes or bonds, as applicable. The costs incurred in connection with the issue and sale by us of our common stock in a public offering will be shown as a reduction to stockholders’ equity. The costs incurred in connection with the Acquisition are added to the purchase price of the Acquisition.
Pro forma adjustments
     The following sets forth the adjustments contained in the unaudited pro forma condensed consolidated statement of financial position:
(1)	The pro forma adjustment gives effect to cash sources and uses from our anticipated common stock offering, the anticipated issuance of our Senior Notes and the anticipated issuance of First Mortgage Bonds by ITC Midwest and the Acquisition.

(in thousands)
Cash sources:
Proceeds from the offering of shares of our common stock net of underwriter fees and discounts	$268,100
Proceeds from the issuance of $385.0 million aggregate principal amount of our Senior Notes	385,000
Proceeds from the issuance by ITC Midwest of $175.0 million aggregate principal amount of First Mortgage Bonds	175,000

Total cash sources	$828,100

Cash uses:
Cash outlay for the purchase price of the electric transmission assets of IP&L	$(773,893)
Remaining cash outlay for direct Acquisition fees	(9,903)
Cash outlay for other fees associated with our common stock offering	(900)

(in thousands)
Cash outlay for debt issuance fees for the offering of $385.0 million aggregate principal amount of our Senior Notes	(3,500)
Cash outlay for debt issuance fees for the offering of $175.0 million aggregate principal amount of First Mortgage Bonds by ITC Midwest	(2,700)

Total cash uses	$(790,896)

Total pro forma adjustment to cash, net as of September 30, 2007	$37,204

(2)	The pro forma adjustments give effect to the application of the purchase method of accounting as of September 30, 2007 where assets and liabilities acquired have been adjusted to their estimated fair values and the aggregate purchase price has been allocated. ITC Midwest applies the provisions SFAS No. 71 “Accounting for the Effects of Certain Types of Regulation.” Under the rate setting and recovery provisions currently in place for ITC Midwest, for which revenues are derived from cost, the fair values of the individual assets and liabilities have been determined to approximate their carrying values. The purchase price is subject to several adjustments both upward and downward depending on the amount of property, plant and equipment in service, construction work in progress and other assets or liabilities actually transferred to ITC Midwest by IP&L. The purchase price calculated in this pro forma adjustment is based on the electric transmission assets of IP&L that would have been transferred to ITC Midwest had the Acquisition occurred as of September 30, 2007. Therefore, the purchase price calculated in this pro forma adjustment does not include the additional purchase price paid for forecasted additions to the electric transmission assets of IP&L of $9.2 million for the period from September 30, 2007 through December 20, 2007 (the date of the Acquisition) that were used to calculate the preliminary purchase price under the Asset Sale Agreement. The final allocation of the purchase price may differ significantly from the pro forma amount included herein.

(in thousands)
Cash outlay for the purchase price of the electric transmission assets of IP&L	$773,893
Direct Acquisition fees	11,750

Aggregate purchase price	785,643
Less: historical net book value of the electric transmission assets of IP&L and the total pro forma adjustment to net assets as of September 30, 2007	(455,300)

Excess of purchase price over net book value of net assets acquired and total pro forma adjustment to goodwill as of September 30, 2007	$330,343

(3)	The pro forma adjustment gives effect to the deferred costs and fees incurred in connection with the anticipated offering of $385.0 million aggregate principal amount of our Senior Notes and the anticipated offering of $175.0 million aggregate principal amount of First Mortgage Bonds by ITC Midwest.

(in thousands)
Debt issuance fees for the offering of $385.0 million aggregate principal amount of our Senior Notes	$3,500
Debt issuance fees for the offering of $175.0 million aggregate principal amount of First Mortgage Bonds by ITC Midwest	2,700

Total pro forma adjustment to debt issuance costs as of September 30, 2007	$6,200

(4)	The pro forma adjustments give effect to the reclassification of direct Acquisition fees incurred and recorded in other assets as of September 30, 2007 to goodwill and the effect of the cash settlement of the unpaid portion of these direct Acquisition fees recorded in accounts payable as of September 30, 2007.

(in thousands)
Direct Acquisition costs incurred through September 30, 2007	$(2,091)

Total pro forma adjustment to other assets as of September 30, 2007	$(2,091)

Direct Acquisition costs incurred but not paid as of September 30, 2007	$(244)

Total pro forma adjustment to accounts payable as of September 30, 2007	$(244)

(5)	The pro forma adjustment gives effect to the anticipated offering of $385.0 million aggregate principal amount of our Senior Notes and the anticipated offering of $175.0 million aggregate principal amount of First Mortgage Bonds by ITC Midwest.

(in thousands)
Issuance of $385.0 million aggregate principal amount of our Senior Notes	$385,000
Issuance of $175.0 million aggregate principal amount of First Mortgage Bonds by ITC Midwest	175,000

Total pro forma adjustment to long-term debt as of September 30, 2007	$560,000

(6)	The pro forma adjustment gives effect to the anticipated issue and sale by us of shares of our common stock, resulting in net proceeds of $267.2 million after deducting estimated underwriting discounts and commissions and estimated offering expenses.

(in thousands)
Public offering price	$280,000
Less: underwriter discounts and commissions	11,900

Proceeds from the offering, net of underwriter discounts and commissions	268,100
Less: other offering fees	900

Total pro forma adjustment to common stock, net as of September 30, 2007	$267,200